EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of July  1, 2016  by  and  between  Rockdale  Resources  Corporation,  a Colorado  corporation (the “Company”), and Paul Deputy (the “Executive”).  The  Company and  the Executive are sometimes hereinafter referred to individually as a “Party” and together as “Parties”.

WHEREAS, the Executive has substantial business knowledge and expertise in the conduct of Accounting for a public entity and the Company desires to retain the knowledge, expertise and experience of the Executive to assist in the financial operations of the Company;

WHEREAS, the foregoing recitals are incorporated into the covenants of this Agreement as if set forth herein at length.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.  Employment;  Term.  The Company will employ the Executive,  and the Executive  hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and, unless  sooner  terminated  as provided in Section 5 hereof, ending on the twelfth twenty four (12) month anniversary of the Effective Date (the “Initial Term”). At the expiration of the Initial Term, this Agreement will automatically renew for successive additional terms  of  one  (I)  year  (each  a  “Renewal  Term”  and, together  with the  Initial  Term, the  “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, the Executive will serve as the Chief Financial Officer of the Company and will have the normal duties, responsibilities and authority of this office, subject to the power of the Board to expand or limit such duties, responsibilities and authority.

(b) During the Employment Period, the Executive will report directly to  the Board and will devote his best efforts  and his  full business time  and  attention  (save and  except  for permitted vacation periods and reasonable periods of  illness  or  other  incapacity.  The  Executive will act in the best interest of  the  Company  and  will  perform  his  duties,  responsibilities and functions on behalf of the Company hereunder to the best of his abilities in a diligent, trustworthy,  businesslike  and  efficient manner.

3. Compensation.

(a) During the Employment Period, the Executive’s base salary will be One Hundred Forty Thousand and No/100 Dollars ($140,000) per annum (as adjusted from time to time, the “Base Salary”). The Executive’s Base Salary will be paid  by the  Company not less  than monthly in accordance with the Company’s regular payroll practices, as the same may be reasonably adjusted by the Company from time to time.

(b) All amounts payable to the Executive hereunder will be subject to all required withholding by the Company.

(c) A one-time grant of warrants to purchase 550,000 shares of the Company’s common stock (the “Shares”), effective July 1, 2016, which Shares will bear the appropriate restrictive legend as recommended by the Company’s securities counsel. The warrants will be exercisable for a three year period   beginning  July  1, 2016 at a strike price of $.077 cents.

(d) Deferred Compensation: Compensation for the first 90 days of the contract period will be deferred with the Board having the option to, (a) authorize payment at that time or (b) elect to defer payment until the closing of the Bridge Loan Financing in exchange for issuing a warrant to purchase Rockdale shares equal to the amount of salary deferred at a price equal to the closing price of the stock on the day of the Board meeting or (c) issue shares of common stock based on a strike price equal to the closing price of the company’s shares on the previous day.

4. Benefits. In addition to the Base Salary and other compensation provided for in Section 3 above, the Executive will be entitled to the following benefits during the Employment Period:

(a) The Executive will be entitled to three (3) weeks of vacation for the twelve (12) month period within the Employment Period, during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for employees generally. Such vacation shall be taken in the reasonable judgment of the Executive.

(b) The Executive will be entitled to participate in the Company’s health and welfare benefit programs for which other employees of the Company are generally eligible, subject to any eligibility requirements of such plans and programs.

(c) The Company will reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertaimnent and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. Expense reports will be reviewed by the CEO.

5. Termination.

(a) Notwithstanding Section 1 of this Agreement, the Executive’s  employment with the Company and the Employment Period will end on the earlier of (i) the Executive’s death or mental or physical disability or incapacity (as determined by a physician selected  by  the  Company  in  its  good  faith  judgment),   (ii)  the  Executive’s  resignation  or  (iii) termination by the Company at any time with or without Cause (as defined below). Except as otherwise provided herein, any termination of the Employment Period by the Company or by the Executive will be effective as specified in a written notice from the terminating Party to the other Party.

(b) If, during the Employment Period, the Executive’s employment with the Company is terminated pursuant to Section 5(a) above, or is terminated by the Company with Cause, then the Executive will only be entitled to receive his Base Salary through the date of termination and will not be entitled to any other salary, bonus, severance, compensation or benefits from the Company or any of its Affiliates thereafter, other than those expressly required under applicable law (such as the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)). In such case Executive agrees to return proportional warrants of the 250,000 share warrant grant relative to the unexpired portion of the initial employment period at time of termination.

(c) If (i) the Executive’s employment with the Company is terminated by the Company without Cause during the Initial Term, (ii) the Executive executes a general  release  in favor of the Company and its Affiliates in form and substance  satisfactory to the  Company  and  such release becomes effective and is not revoked,  and  (iii) the  Executive  complies  with  the  terms of this Agreement, then the Executive will be entitled to receive, for the remainder of the  Initial Term, (A) an amount equal to two (2) months of of his Base  Salary.  The  severance  payments payable to the Executive pursuant to this clause (c) of this  Section will  be paid  at the  time and in the manner set forth in Section 3 hereof. The severance payments payable to the Executive pursuant to this clause (c) of this Section will be paid at the time and in the manner set forth in Section 3 hereof. Notwithstanding anything to the contrary, all  severance  payments pursuant to this Section 5(c) will end if and when Executive commences new employment or substantial self-employment

(d) Except as otherwise expressly provided herein, all of the  Executive’s rights to salary, bonuses, fringe benefits, severance and other compensation hereunder or under any policy or program of the Company which accrue or become payable on or after the termination of the Employment Period will cease upon such termination other than those expressly required under applicable law (such as COBRA).

(e) For purposes  of this  Agreement,  “Cause” will  mean  (i) the  commission  of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation,  dishonesty,  unethical  business  conduct,  disloyalty,  fraud  or  breach of fiduciary duty, (ii) reporting to work under  the  influence  of  alcohol,  (iii) the  use  of  illegal drugs (whether or not at the workplace) or other  conduct,  even  if not  in  conjunction  with  his duties hereunder, which could reasonably  be expected to, or which  does, cause the Company  or  any of its Affiliates public disgrace or disrepute or economic harm,  (iv)  repeated  failure  to  perform duties as reasonably directed by the Board,  (v) gross negligence  or willful  misconduct  with respect to the Company or its Affiliates or in the performance of the Executive’s duties hereunder, (vi) obtaining any personal profit not thoroughly disclosed  to  and  approved  by  the Board in connection with any transaction entered  into by, or on behalf  of, the Company  or any of its Affiliates, (vii) violating any of the terms of the Company’s or its Affiliates’ rules or policies applicable to Executive which, if curable, is not cured  to  the  Board’s  reasonable  satisfaction  within fifteen (15) days after written notice thereof to the Executive,  or any other material  breach  of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates which, if curable, is not cured to the Board’s reasonable satisfaction within fifteen (15)  days after written  notice thereof to the Executive.

6. Confidential Information. The Executive recognizes and acknowledges that the continued  success of the Company and its Affiliates depends upon the use and protection  of  alarge body of confidential and proprietary information and that the Executive will have access to certain Confidential Information of the Company and its Affiliates and Persons with which the Company and its Affiliates do business, and  that  such  Confidential  Information  constitutes valuable, special and unique property of the Company, its Affiliates and such other Persons. “Confidential Information” will be interpreted to include all information  of  any  sort  (whether merely remembered or embodied in a tangible or intangible form) that is (i) related  to  the  Company’s or its Affiliates’  (including  their  predecessors)  current  or  potential  business  and  (ii) not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by  the Executive  while  employed  by  the  Company and its Affiliates (or any  of  their  predecessors)  concerning  the  business  or  affairs  of  the Company or any  of  its Affiliates,  including  information  concerning  acquisition  opportunities  in or reasonably related to the Company’s or its Affiliates’ business or industry, the identities of the current, former or prospective employees, suppliers and customers of  the  Company  or  its  Affiliates, development,  transition  and  transformation  plans,  methodologies  and  methods  of doing business, strategic, marketing and expansion plans, financial  and business  plans,  financial data, pricing information, employee  lists  and  telephone  numbers,  locations  of  sales representatives, new and existing customer or supplier programs and services, customer terms, customer service and integration processes, requirements  and costs of providing  service,  support and equipment. The Executive agrees that he will use the Confidential Information  only  as  necessary and only in connection with the performance of his duties hereunder.  The Executive  agrees that he will not disclose to any unauthorized Person or use for  his  own  or  any  other purposes (except as described in the  immediately  preceding  sentence)  any  Confidential Information without the prior written consent of the Board, unless and to the extent that (a) the Confidential Information becomes generally known to  and  available  for use by the public  other than as a result of the Executive’s acts or omissions or (b) the Executive is ordered by a court of competent jurisdiction to disclose Confidential  Information,  provided  that  in  such  circumstance the Executive must (i) provide prompt written notice of such order to the Company and  (ii)  cooperate with the Company  when revealing  such Confidential  Information  to  such court.

7. Return of Company Property. The Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents, whether in paper, electronic or other form (and all copies thereof), held by the Executive concerning any information relating to the business of the Company or any of its Affiliates, whether confidential or not, are the property of the Company. The Executive will deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all such equipment, files, property, memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and all electronic, paper or other copies thereof) belonging to the Company or any of its Affiliates which includes, but is not limited to, any materials that contain, embody or relate to the Confidential Information, Work Product (as defined in Section 8 below) or the business of the Company or any of its Affiliates, which he may then possess or have under his control. The Executive will take  any and  all actions reasonably deemed necessary or appropriate by the Company from time to time in its sole discretion to ensure the continued confidentiality and protection of the Confidential Information. The Executive will notify the Company promptly and in writing of any circumstances of which the Executive has knowledge relating to any possession or use of any Confidential Information by any Person other than those authorized by the terms of this Agreement.

8. Executive’s Representations. The Executive hereby  represents  and warrants  to the Company that (i) he has entered into this Agreement of his own free will for no consideration other than as referred to herein, (ii) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (iii) the Executive is not a party to or bound by any employment, non-competition, confidentiality or other similar agreement with any other Person. (except as contemplated by the Purchase Agreement) and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms. The Executive has had the opportunity to consult with independent legal counsel regarding the Executive’s rights and obligations under this Agreement and that the Executive fully understands the terms and conditions contained herein. Executive agrees to immediately notify the Company of any fact or circumstance that occurs or is discovered during the Employment Period which alone or with the passage of time and/or the combination with other reasonably anticipated factors render or could reasonably render any of these representations and warranties to be untrue or that might otherwise adversely affect the goodwill of the Company.

9. Definitions.

“Affiliate” means, with regard to any Person, (a) any other Person, directly or indirectly, controlled by, under common control of or with, or controlling such Person, (b) any other Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities, (c) any other Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person, (d) any other Person that, through contract, relationship or otherwise, exerts a substantial influence on the management of such Person’s affairs, (e) any other Person that, through contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

“Applicable Area” means the United States.

“Board” means the Board of Directors of the Company.

“Business” means the actual and intended businesses of the Company and its Affiliates during the Employment Period and as of the date the Executive’s employment with the Company terminates for any reason. As of the date hereof, the Business of the Company is oil and gas exploration, development and production.

“Customer” means any Person who:

(a)	purchased products or services from the Company or any Affiliate during the three (3) years prior to the date of termination of the Executive’s employment; or

(b)
was called upon or solicited by the Company or any Affiliate during such three (3) year period if the Executive had direct or indirect contact  with  such  Person  as an  employee  of the  Company  or any Affiliate or learned or became aware of such Person during his employment with the Company or any Affiliate.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union,  association  or governmental  or regulatory  entities, department,  agency  or authority.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a Person, directly or indirectly, holds a majority of the voting stock or voting power, or a majority of the capital, profits or other economic interests therein, or has an option to acquire any such interest.

10. Survival.  Sections  5  through  26  will  survive  and  continue  in  full force m accordance with their terms notwithstanding the termination of the Employment Period.

11. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and sent to the address set  forth  below,  and  shall  be deemed to have been duly given (A) one business day after being delivered by hand, (B) five business days after being  mailed  first class, certified return receipt requested  with postage  paid  or (C) one business day after being couriered by overnight receipted courier service:

Notices  to the Executive:

Paul Deputy

Notices to the Company:

Rockdale Resources Corporation
Attn: Board of Directors

Attorney At Law 2464 Bering Drive
Houston,·Texas  77057
281-989-0099

Notwithstanding anything in this Agreement to the contrary, if actual written notice is received, regardless of the means of transmittal, such notice shall be deemed to be acceptable and effective as proper notice under this Section 13.

12. Severability. Ifany provision in this Agreement shall be found by a court, referee or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired, and if any provision in this Agreement is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

13. Entire Agreement and Amendment. This Agreement, the Purchase Agreement  and the documents referenced herein and therein contain the entire agreement of the parties with regarding to the subject matter set forth herein, and supersede any and all prior negotiations and agreements between the parties, written or oral, with respect to the subject matter set forth  herein. This Agreement may be amended, modified and/or supplemented by the parties at any time, but only by an instrument in writing signed by the party or parties to be bound.

14. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile and electronic signature pages), each of which is deemed to be an  original and all of which taken together constitute one and the same agreement. Copies of signatures shall be deemed to be fully enforceable and legally binding original signatures.

15. No Construction Against Drafter. Each of the parties to this Agreement has been represented by counsel who has each been involved in the drafting of this Agreement or has had an opportunity to have input into the drafting of this Agreement. Accordingly, this Agreement shall not be construed either against or in favor of any party based upon that party’s role in drafting this Agreement, and any rule of construction to the effect that any ambignities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

16. Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement. No party  may assign any right or obligation under this Agreement without the prior written consent of the other party; provided, however, that the Company may assign, without the prior written consent of Executive, its rights and obligations under this Agreement to its Affiliates and/or in connection with the sale of substantially all of the assets or any of the equity of the Company.

17. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Texas, without giving effect to any conflicts of laws principles that would require the application of the laws of any other jurisdiction.

18. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

19. Withholding. The Company and its Affiliates will be entitled to deduct or  withhold from any amounts owing to the Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to the Executive’s  compensation  or other payments  from the Company  or any  of its Affiliates  or the

Executive’s ownership interest in the Company or any of its Affiliates (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company or any of its Affiliates does not make such deductions or withholdings, the Executive will indemnify and hold harmless the Company and its Affiliates for any amounts paid with respect to any such Taxes.

20. Corporate Opportunities. During the Employment Period, the Executive will submit to the Board all business, commercial and investment opportunities or offers presented to the Executive or of which the Executive becomes aware which relate to the Business of the Company or its Affiliates as such Business of the Company or its Affiliates exists at any time during the Employment Period (“Corporate Opportunities”). During the Employment Period, unless approved by the Board, the Executive will not accept or pursue, directly or indirectly, any Corporate Opportunities on the Executive’s own behalf.

21. Assistance in Proceedings. During the Employment Period and for six (6) months thereafter, the Executive will cooperate with the Company and its Affiliates in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company or any Affiliate (including, without limitation, the Executive being available to the Company and its Affiliates upon reasonable notice for interviews and factual investigations, appearing at the Company’s or any Affiliate’s request to give testimony  without  requiring service of a subpoena or other legal process, volunteering to the Company and its Affiliates all pertinent information and turning over to the Company and its Affiliates all relevant documents which are or may come into the Executive’s possession, all at times and on schedules that are reasonably consistent with the Executive’s other permitted activities and commitments). In the event the Company or any Affiliate requires the Executive’s cooperation in accordance with this Section 23, the Company will pay the Executive a reasonable per diem as determined by the Board and reimburse the Executive for reasonable expenses incurred in connection therewith (including lodging and meals, upon submission ofreceipts).

22. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

23. CONSENT TO JURISDICTION; SERVICE OF PROCESS. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS LOCATED IN THE STATE OF TEXAS (OR IF SUCH FEDERAL COURTS  SHALL NOT HAVE JURISDICTION, THEN THE STATE COURTS LOCATED IN THE STATE OF TEXAS) IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER MAY NOT BE ENFORCED BY SUCH COURTS.

24. WAIVER OF JURY TRIAL. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Executive Employment Agreement as of the date first written above.

COMPANY:

Rockdale Resources Corporation,
A Colorado Corporation

By:

Name: Zel C Khan
Title: President

By:

Name:

Title:

EXECUTVE: